UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.  Other Events.

Notes Offering

On June 26, 2019, Virtu Financial, Inc. (the “Company”) announced that its subsidiaries, VFH Parent LLC and Orchestra Co-Issuer, Inc. (together, the “Issuers”) intend to offer $525.0 million (the “Offering”) aggregate principal amount of senior first lien notes due 2026 (the “Notes”) in a private transaction pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is subject to market and other conditions, may be delayed or may not occur as described or at all.

This Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the Offering is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Conditional Notice of Redemption

Additionally, on June 26, 2019, the Issuers delivered a Conditional Notice of Redemption (the “Redemption Notice”) with respect to the Issuers’ 6.750% Senior Secured Second Lien Notes due 2022 (the “Existing Notes”). The Redemption Notice provides for the redemption by the Issuers of all outstanding Existing Notes on July 26, 2019, at a redemption price (the “Redemption Price”) equal to 103.375% of the aggregate principal amount of the Existing Notes so redeemed plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption”).

The Redemption remains subject to, among other things, the Issuers or their affiliates consummating a debt financing transaction in an amount of at least $525.0 million (the “Debt Financing”) and the Issuers having received funds in connection with the Debt Financing, together with cash on hand, sufficient to redeem the Existing Notes (the “Financing Condition”). In the Issuers’ discretion, the Redemption Date may be delayed until such time as the Financing Condition shall be satisfied. In the Issuers’ discretion, if the Financing Condition is not satisfied on or prior to the Redemption Date (or by the Redemption Date as so delayed), the Redemption Notice may be rescinded by the Issuers and shall be of no effect. The Financing Condition is subject to market and other conditions, and may not occur as described or at all. As a result, there can be no assurance that the Redemption will occur on July 26, 2019 or at all.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the consummation and timing of the Offering and the Redemption. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

By	/s/ Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 26, 2019